Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY COMPLETES OFFERING OF COMMON STOCK

SPRING, Texas – August 18, 2020 – Southwestern Energy Company (“Southwestern Energy”) (NYSE: SWN) today announced the completion of its previously announced underwritten public offering of 63,250,000 shares of its common stock at a price of $2.50 per share, following the exercise in full of the underwriters’ option to purchase an additional 8,250,000 shares, with net proceeds from the offering to the company totaling approximately $152 million after underwriting discounts and offering expenses.

Southwestern Energy intends to use the net proceeds from the offering to partially redeem Montage Resource Corporation’s (“Montage”) issued and outstanding senior notes that Southwestern Energy will assume upon the closing of its recently announced merger with Montage (the “Merger”). If the Merger is not consummated, Southwestern Energy intends to use the net proceeds for general corporate purposes, including the repayment of debt.

Citigroup, Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers for the offering. BofA Securities, BMO Capital Markets, RBC Capital Markets and Wells Fargo Securities are also serving as joint book-running managers for the offering.

The offering was made under an effective automatic shelf registration statement on Form S-3 (Registration No. 333-238633) filed by Southwestern Energy with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying base prospectus. Prospective investors should read the prospectus supplement and the accompanying base prospectus included in the registration statement and other documents Southwestern Energy has filed with the SEC for more complete information about Southwestern Energy and the offering. These documents are available at no charge by visiting EDGAR on the SEC website at http://www.sec.gov.

Alternatively, a copy of the prospectus supplement and accompanying base prospectus relating to these securities may be obtained, when available, from:

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 800-831-9146

Goldman Sachs & Co. LLC

Attention: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 866-471-2526

Facsimile: 212-902-9316

Email: Prospectus-ny@ny.email.gs.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

Attention: Prospectus Department

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 866-803-9204

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Southwestern Energy

Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Bernadette Butler

Investor Relations Advisor

(832) 796-6079

bernadette_butler@swn.com

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events, including, but not limited to, anticipated results of operations, business strategies, other aspects of Southwestern Energy’s operations or operating results, the proposed offering, the use of proceeds of the offering and the consummation of the Merger. In many cases you can identify forward-looking statements by terminology such as words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions, including the impact of COVID-19; as well as changes in tax, environmental and other laws applicable to the company’s business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting the company’s business generally as set forth in the company’s filings with the SEC. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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